                                                                     EXHIBIT 3.2


                          TWELFTH AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              ROHN INDUSTRIES, INC.

                        Effective as of October 26, 2001


                                    ARTICLE I

                                     OFFICES

          SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained in the City of Wilmington, in the County of New Castle, in the State of Delaware.

          SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as may be determined by the board of directors, or the board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication, as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the "DGCL"). Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, or by means of remote transmission if so determined by the board of directors, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on the first Thursday after the third day in the month of May if not a legal holiday, and if a legal holiday, then on the next business day following, at 11:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

          SECTION 3. ADVANCE NOTICE PROVISIONS FOR BUSINESS TO BE TRANSACTED AT A MEETING. For business properly to be brought before any meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days nor more than 60 days prior to the date of the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, for such notice by the stockholder to be timely, it must be so received prior to the date of the meeting and not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the secretary shall set forth in writing as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of capital stock of the corporation which are owned by the stockholder as of the record date for the meeting; and (iv) any material interest of the stockholder in such business. The chairman of the meeting shall have the sole authority to determine whether business was properly brought before the meeting in accordance with the provisions of this Section 3 and, if the chairman of the meeting should determine that any such business was not so properly brought, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

          SECTION 4. NOTICE OF MEETINGS. Written notice, or notice in the form of electronic transmission if consented to by the stockholder to whom notice by electronic transmission shall be given, of the annual or any special meeting of stockholders stating the place, if any, date and hour of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy, or a waiver by electronic transmission by the person entitled to notice. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

          SECTION 5. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officers or agents who have charge of the stock ledger or transfer book of the corporation shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares of capital stock of the corporation registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting(i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

          SECTION 6. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, by these By-Laws or by the certificate of incorporation, may be called by the chairman of the board or by the president and shall be called by the chairman of the board, president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority of the shares of capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          SECTION 7. ORGANIZATION. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or, in such person's absence or if one shall not have been elected, the President, shall act as chairman of the meeting. The Secretary or, in such person's absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

          SECTION 8. QUORUM; ADJOURNMENTS. The holders of a majority of the shares of capital stock of the corporation issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by these By-Laws or by the certificate of incorporation. Abstentions shall be counted as present in person or represented by proxy for purposes of determining the existence of a quorum for purposes of this Section 8. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTION 9. VOTING. When a quorum is present at any meeting, a majority of the votes cast shall decide any question (other than the election of directors, which shall be determined by a plurality vote) brought before such meeting, unless the question is one upon which by express provision of statute, these By-Laws or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Abstentions shall not be included in calculating the number of votes cast on, in favor of, or in opposition to any question.

          SECTION 10. VOTING POWER. Unless otherwise specifically provided by statute, these By-Laws or the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each Share held by such stockholder.

          SECTION 11. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing or by electronic transmission without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          SECTION 12. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of capital stock of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the matter provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          SECTION 13. INSPECTORS. The board of directors, in advance of any stockholders' meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof and to make a written report thereof. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the persons presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

          The inspectors shall ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each, determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares of capital stock of the corporation represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

          In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with
Section 211(e) or Section 212(c)(2) of the DGCL or any information provided pursuant to Section 211(a)(2)(b)(i) or (iii) of the DGCL, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to the paragraph above shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

          The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware, upon application by a stockholder, shall determine otherwise.

                                   ARTICLE III

                                    DIRECTORS

          SECTION 1. NUMBER; ELECTION BY STOCKHOLDERS; FILLING VACANCIES. The authorized number of directors may be determined from time to time by a vote of a majority of the then authorized number of directors; provided, however, that such number shall initially be eight, and provided further, that such number shall not be less than three nor more than 11; and provided further, that such number and such minimum and maximum may be increased pursuant to resolution of the board adopted pursuant to the certificate of incorporation. The directors shall be elected at annual meetings of stockholders and may be elected at any special meeting of stockholders, except as otherwise provided herein, and each director shall hold office until a successor is elected and qualified or until that director's earlier resignation or removal. Except as otherwise provided in the certificate of incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal, or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders. No person shall serve as a director of this corporation after the annual stockholders meeting next following his or her 70th birthday. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Subject to the provisions of Article XII of these bylaws, if there are no directors in office, then an election may be held in the manner provided by statute.

          SECTION 2. ADVANCE NOTICE PROVISIONS FOR ELECTION OF DIRECTORS. Nominations for any election of a director may be made by the board of directors, a committee appointed by the board of directors, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 2 of Article III. All nominations by stockholders must be made pursuant to timely notice in proper written form to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days nor more than 60 days prior to the date of the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given to stockholders, for such notice by the stockholder to be timely, it must be so received prior to the date of the meeting and not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such stockholder's notice shall set forth in writing (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors, or a committee appointed by the board of directors, for election as a director shall furnish to the secretary of the corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2 of Article III, and the defective nomination shall thereupon be disregarded.

          SECTION 3. POWERS OF THE BOARD OF DIRECTORS. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-Laws directed or required to be exercised or done only by the stockholders.

          SECTION 4. PLACE OF MEETING. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware or the State of Illinois. Unless otherwise restricted by the certificate of incorporation, members of the board of directors or any committee designated by the board to participate in a meeting of such board may participate in a meeting of the board of directors or any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at the meeting.

          SECTION 5. REGULAR MEETINGS. The board of directors shall hold regular meetings at such times and places as may be designated from time to time by the chairman of the board or, in his absence, the president; provided that the board shall meet at least four times during each calendar year.

          SECTION 6. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board or by the president on two days notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the chairman of the board or the president or secretary in like manner and on like notice on the written request of two directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting except as provided in Article IV of these By-Laws.

          SECTION 7. QUORUM AND MANNER OF ACTING. At all meetings of the board of directors, a majority of the entire board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 8. ACTION BY CONSENT. Unless otherwise restricted by the certificate of incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board or committee as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic format.

          SECTION 9. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors and to the extent permitted by Delaware law, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board.

          SECTION 10. MINUTES OF COMMITTEES. Each committee shall keep regular minutes of its meetings and report the same to the board of directors.

          SECTION 11. FEES AND COMPENSATION. Directors may he paid such compensation for their services, and such reimbursement for expenses for attendance at regular, special and committee meetings, as the board of directors may from time to time determine. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          SECTION 12. ELECTION OF CHAIRMAN. The board of directors shall elect one of its members as the chairman of the board. The chairman of the board, who shall not be considered an officer of the corporation, shall preside at each meeting of the board of directors or the stockholders and shall perform such other duties as may from time to time be assigned to him by the board of directors.

          SECTION 13. RESIGNATION. A resignation of a director shall be effective upon receipt by the chairman of the board of notice of such resignation given either by a signed writing or by electronic transmission, or, should such notice contain a specified date of resignation, at such specified date. Acceptance by the board of directors is not required for such resignation to be effective.

          SECTION 14. REMOVAL. Any director may be removed from office by the affirmative vote of the holders of at least a majority of the voting power of all shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.


                                   ARTICLE IV

                                     NOTICES

          SECTION 1. WRITTEN NOTICE AND METHOD OF DELIVERY. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these By-Laws, notice is required to be given to any director or stockholder, such notice shall be either in writing and shall be given in person or by mail to such director or stockholder or shall be given by a form of electronic transmission if consented to by the stockholder to whom notice by electronic transmission shall be given. If mailed, such notice shall be addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

          SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V

                                    OFFICERS

          SECTION 1. GENERAL. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these By-Laws otherwise provide.

          SECTION 2. ANNUAL ELECTIONS. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice presidents, a secretary and one or more assistant secretaries and a treasurer.

          SECTION 3. OTHER APPOINTMENTS. The board of directors may appoint such other officers and agents as it may deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

          SECTION 4. COMPENSATION. The salaries of all officers of the corporation shall be fixed by the board of directors.

          SECTION 5. TERM. Each officer of the corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

          SECTION 6. PRESIDENT. The president shall be the chief executive officer and the chief operating officer of the corporation, shall have the power to call meetings of the board of directors and special meetings of stockholders, shall preside (in the absence of the chairman of the board or in the event of his inability or refusal to act) at all meetings of the stockholders and the board of directors, and shall have general charge of the business of the corporation and shall see to it that all orders and resolutions of the board of directors are performed and carried into effect. All current reports and other day-to-day activities in the ordinary course of the corporation's business shall be channeled by other officers and divisional executives through or to the president, except as otherwise provided by these By-Laws.

          The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the president to some other officer or agent of the corporation. The president shall vote all shares of capital stock of the corporation of any other corporation standing in the name of this corporation, except where the voting thereof shall be delegated by the board of directors to some other officer or agent of the corporation, and he shall employ required or appropriate executive, administrative or professional personnel. In general, he shall perform all duties incident to the offices of chief executive officer, chief operating officer and president, and such other duties as may be prescribed from time to time by the board of directors.

          SECTION 7. VICE PRESIDENTS. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          The board of directors, at its discretion, may designate any vice president as senior vice president, executive vice president, or any other designation as it may choose.

          SECTION 8. SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          SECTION 9. ASSISTANT SECRETARY. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          SECTION 10. TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the board of directors.

          The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements and shall render to the president and the board of directors when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

          If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          SECTION 11. ASSISTANT TREASURER The assistant treasurer, of if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                   ARTICLE VI

                        INTERESTED DIRECTORS AND OFFICERS

          SECTION 1. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the board of directors or committee, which in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

          (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the stockholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.


                                   ARTICLE VII

                                 INDEMNIFICATION

          SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in or called as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter collectively a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is, was or had agreed to become a director, officer, or Delegate (as defined hereinafter) of the corporation, shall be indemnified and held harmless by the corporation, to the fullest extent permitted under the DGCL as the same now exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the DGCL permitted the corporation to provide prior to such amendment), against all expenses (including, but not limited to, attorneys' fees and expenses of litigation) reasonably incurred, and all liabilities and losses (including, but not limited to, judgments, fines, excise taxes, ERISA penalties and amounts paid in settlement) incurred by him in connection with such proceeding; provided that except as explicitly provided herein, the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if authorization for such proceeding (or part thereof) initiated by such person was not denied by a majority of the board of directors prior to the earlier of (i) 30 days after receipt of notice thereof from such person or (ii) an Event, as defined hereinafter. For purposes of this
Article VII, a "Delegate" is any director or officer who is or was serving at the request of the corporation or the board of directors as a director, officer, trustee, fiduciary, partner, employee or agent of an entity or enterprise other than the corporation (including, but not limited to, a partnership, joint venture, trust, other corporation, or an employee benefit plan or trust); and an "Event" shall be deemed to have occurred if (i) any "Person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes (except in a transaction approved in advance by the board of directors) the beneficial owner (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the corporation representing 25% or more of the combined voting power of the corporation's then outstanding securities, provided that the UNR Asbestos-Disease Claims Trust (as defined in the Plan of Reorganization dated March 14, 1989 (the "Plan")) holding securities of the corporation pursuant to the Plan shall not be deemed a Person for purposes of this Article VII, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the corporation cease for any reason to constitute at least a majority thereof unless the election of each director who was not a director at the beginning of the period was approved by either (x) a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or (y) the UNR Asbestos-Disease Claims Trust (as defined in the Plan).

          SECTION 2. EXPENSES. Expenses, including attorneys' fees, incurred by a person indemnified pursuant to Section 1 of this Article VII in defending or otherwise being involved in a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation; provided that in connection with a proceeding (or part thereof) initiated by such person except as provided in Section 3 of this Article VII for proceedings to enforce a person's right to the advancing of expenses for either a proceeding not initiated by such person or a proceeding initiated by such person for which authorization was not denied, the corporation shall pay said expenses in advance of final disposition only if authorization for such proceeding (or part thereof) was not denied by a majority of the board of directors of the corporation. A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final determination of any pending proceeding in a court of competent jurisdiction, including appeals therefrom, concerning the right of such person to be indemnified or the obligations of such person to repay pursuant to the Undertaking.

          SECTION 3. PROTECTION OF RIGHTS. If a claim under Section 1 of this
Article VII is not promptly paid in full by the corporation after a written claim has been received by the corporation or if expenses pursuant to Section 2 of this Article VII have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit such claimant shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required Undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. If an Event has occurred, a claimant making a claim under Section 1 of this Article VII or seeking to avoid repayment to the corporation pursuant to an Undertaking shall have (i) the right, but not the obligation, to have a determination made by independent legal counsel as to whether indemnification of the claimant is proper because he has met the applicable standard of conduct required under the DGCL, and (ii) the right to select as independent legal counsel for such purpose any law firm designated for such purpose in a resolution adopted by a majority of the board of directors prior to the Event and in full force and effect immediately prior to the Event. If a determination has been made in accordance with the preceding sentence, no determination inconsistent therewith by other legal counsel, by the board of directors, or by stockholders shall be of any force or effect. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct required under the DGCL, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

          SECTION 4. MISCELLANEOUS.

          (a) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article VII shall not be deemed exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity at the request of the corporation while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The board of directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the corporation or others and for such other indemnification of directors, officers or Delegates as it shall deem appropriate.

          (b) INSURANCE. The corporation shall have power to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation in any other capacity with the corporation, another corporation, a partnership, a joint venture, trust or other enterprise against any expenses, liabilities or losses, asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such expenses, liabilities or losses under the DGCL.

          (c) CONTRACTUAL NATURE. The provisions of this Article VII shall be applicable to all proceedings commenced after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. This Article VII shall be deemed to be a contract between the corporation and each person who, at any time that this Article VII is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder and any repeal or other modification of this Article VII or any repeal or modification of the DGCL or any other applicable law shall not limit any rights of indemnification existing or arising out of events, acts or omissions occurring prior to such repeal or modification to enforce this
Article VII with regard to acts, omissions or events arising prior to such repeal or modification.

          (d) SEVERABILITY. If this Article VII or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article VII shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.


                                  ARTICLE VIII

                          CERTIFICATES OF CAPITAL STOCK

          SECTION 1. STOCK CERTIFICATES. Every holder of shares of capital stock of the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the corporation, certifying the number of shares owned by him in the corporation.

          SECTION 2. FACSIMILE SIGNATURES. Any or all of the signatures on the certificate may be facsimile. In case the chairman of the board, any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          SECTION 3. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates of shares of capital stock of the corporation to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares of capital stock of the corporation to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond, in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          SECTION 4. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares of capital stock of the corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that such duty shall be subject to federal and state securities and other applicable laws, the certificate of incorporation, and any legends and stop transfer instructions with respect to such old certificate.

          SECTION 5. FIXING RECORDING DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares of capital stock of the corporation or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          SECTION 6. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the corporation to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of capital stock of the corporation, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock of the corporation on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE IX

                                    DIVISIONS

          SECTION 1. DESIGNATION. The president may from time to time designate one or more divisions of the corporation as the organizations through which the operations of the corporation are to be conducted, and may also from time to time prescribe the area of operations for each division so designated.

          SECTION 2. MANAGEMENT. The president shall from time to time appoint individuals to manage the operations of these divisions and these individuals shall be designated by such titles as may be appropriate. These titles shall include the name of the division and may include the word president, vice-president or manager. Such individuals, however, irrespective of such titles, shall not be, nor shall they be deemed to be, officers of the corporation. Such division personnel shall be authorized to have general and active management of the activities of their respective divisions, all subject to the right of the president to (a) delegate any specific management power, (b) fix their compensation, and (c) remove such personnel at any time without further prior authorization of the board of directors.


                                    ARTICLE X

                               GENERAL PROVISIONS

                                    DIVIDENDS

          SECTION 1. DIVIDENDS. Dividends upon the shares of capital stock of the corporation, subject to any additional requirements of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock of the corporation, subject to the provisions of the certificate of incorporation.

          SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, shall think proper as a reserve or reserves to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

          SECTION 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers, or such other person or persons as the board of directors may from time to time designate.

          SECTION 4. FISCAL YEAR. The fiscal year of the corporation shall end on December 31.

          SECTION 5. STOCKHOLDER RECORD. The corporation shall keep at its principal place of business in Illinois, or at the office of a transfer agent or a registrar in Illinois, records of the stockholders in the corporation, giving the names and addresses of all stockholders and the number of shares of capital stock of the corporation held by each.

          SECTION 6. SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words "CORPORATE SEAL, DELAWARE." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE XI

                                   AMENDMENTS

          SECTION 1. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the board of directors at any meeting thereof, or by the stockholders.